Exhibit 10.34

                        SALES CONTRACT OF ANTHRACITE COAL
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This  contract  is  made  and  entered  into  by  and  between   Shandong  Haize
Nanomaterials Co., Ltd (hereinafter referred to as Party A) and Feicheng Longxin Materials Storage & Transportation Co., Ltd (hereinafter referred to as Party
B); whereas the needs of Party A's production and the result of the public bidding, Party A agrees to sign this Sales Contract of Anthracite Coal dated the first day of June, 2005. The specific terms and conditions are stipulated as follow:

I.   The Supply Quantity of Anthracite Coal

The yearly quantity of anthracite coal supplied by Party B to Party A shall be 3,000 tons, and the contract period shall be a full year.

II.  The Quality

Standards of the Supplied Coal The anthracite coal supplied by Party B to Party A shall be up to the quality standards of Party A and detailed provisions on the quality standards will be attached.

III. The Price of the Anthracite Coal

For the moment, RMB 720 yuan per ton and the price shall fluctuate in line with market conditions.

IV.  Mode of Transportation

Party B shall be responsible for all transportation cost.

V.   Delivery and the Computing Mode of Losses

     (1) The weighing done by Party A shall be the final, and Party B shall ask for the payment upon the weighing slip.

     (2) Party A shall check the quality of the anthracite coal delivered by Party B in each truck.

VI.  Method of Payment

In principle, the mode of payment shall be cash on delivery; it can also be paid on a rolling basis for each month. But the longest term for delaying payment


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shall not be more than 65 days.  Party A shall pay off all payments within three months after the termination of the cooperation of the two parties.

VII. Breach Liability

This Contract shall become effective as of the date when it is signed. The two parties shall be abide by and perform it. If there are some general questions arise, the two parties shall settle them through negotiations. If the two parties fail to settle them through negotiations, they can be submitted to the People' Court of Tai'an City to decide.

VIII. This Contract is in duplicate, and each party has one copy.

PARTY A:                                    PARTY B:
Shandong Haize Nanomaterials Co.,           Feicheng Longxin Materials Storage &
Ltd                                         Transportation Co., Ltd

/s/ Lu Zhilei                                /s/ Gao Sheng
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AUTHORIZED SIGNATURE                        AUTHORIZED SIGNATURE